Exhibit (j)(2)

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Heather Melito-Dezan, Ioannis Tzouganatos, David Harris, Julien Bourgeois and Brenden Carroll his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him/her in his or her name, place and stead, to sign any and all Registration Statements applicable to HSBC Funds, HSBC Advisor Funds Trust and HSBC Portfolios and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature		Title	Date
/s/	Marcia L. Beck	Trustee	September 29, 2015
Marcia L. Beck

/s/	Susan C. Gause	Trustee	September 29, 2015
Susan C. Gause

/s/	Deborah A. Hazell	Trustee	September 29, 2015
Deborah A. Hazell

/s/	Susan Huang	Trustee	September 29, 2015
Susan Huang

/s/	Thomas F. Robards	Trustee	September 29, 2015
Thomas F. Robards

/s/	Michael Seely	Trustee	September 29, 2015
Michael Seely